EXHIBIT 99
         UNISYS Corporation                       NEWS RELEASE
         P.O. Box 500
         Blue Bell PA  19424-0001

Contact: J. Peter Hynes, Unisys, (215) 986-6948
         Internet: hynespet@po7.bb.unisys.com



UNISYS ANNOUNCES PRIVATE PLACEMENT OF $425 MILLION SENIOR NOTES

BLUE BELL, PA, APRIL 1, 1996 -- Unisys Corporation announced today that it has sold $425 million aggregate principal amount of 12% Senior Notes due 2003 in a private placement transaction through Bear, Stearns & Co. Inc. and Merrill Lynch & Co. Proceeds will be used for general corporate purposes, including the retirement of debt.

These securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the U.S. or to U.S. persons except in accordance with the resale restrictions applicable thereto. These securities having been previously sold, this announcement appears as a matter of record only.

###
RELEASE NO.: 0496/5981

Unisys is a registered trademark of Unisys Corporation.